Exhibit 99.1
PRESS RELEASE
Veraz Networks Reports Second Quarter 2008 Financial Results
SAN JOSE, Calif., August 6, 2008 (BUSINESS WIRE) — Veraz Networks, Inc. (NASDAQ:VRAZ), the leading provider of Multimedia Generation Network (MGN) application, control, and bandwidth optimization products, today announced financial results for the second quarter ended June 30, 2008.
“As previously reported, second quarter revenues were lower than expected due to delays of orders and revenue, the continued decline in DCME revenue, and a slowdown in capital expenditures in some regions,” said Doug Sabella, president and chief executive officer of Veraz. “Although we expect the delayed orders to convert to revenue in the second half of the year, we took quick and decisive action to right size our business.”
Revenues for the second quarter 2008 declined to $16.3 million, as compared to $31.2 million for the second quarter of the previous year and $27.9 million in the first quarter of 2008. IP product revenues were $9.7 million, down from the $21.4 million reported in the second quarter of the previous year and the $20.7 million reported in the first quarter of 2008. Services revenues were roughly flat at $5.3 million in the second quarter, compared to $5.3 million in the second quarter of the previous year and $5.6 million in the first quarter of 2008. For the second quarter of 2008, Veraz posted a net loss of $11.6 million or $(0.28) loss per share, including $1.2 million in stock-based compensation expense and $2.1 million of one-time expense related to the informal SEC Inquiry, as compared to the second quarter of last year with a net income of $2.1 million or $0.05 earnings per share, including $0.6 million in stock-based compensation expense.
“The actions we took to streamline operations were designed to help ensure that we have the right cost structure for a return to profitability,” said Al Wood, chief financial officer of Veraz. “These actions will result in a charge of $1.2 -1.5 million in the third quarter. Going forward, we believe these actions will position us to achieve a profitability and cash flow breakeven point at revenues of approximately $25 million per quarter, which we expect for the fourth quarter of 2008.”
On July 29, 2008 the company filed its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 with the Securities and Exchange Commission (SEC), and is now current with all of its required SEC filings. In that 10-Q, the company announced that the special committee of the Board of Directors, and the independent counsel retained by that special committee to investigate matters raised by the SEC in a letter to Veraz dated April 3, 2008, has now completed their independent investigation. Following the investigation, there was no material effect on the financial statements of the 10-Q filed on July 29, 2008 and there were no amendments to the reports previously filed with the SEC.
Recent Highlights
During the quarter, the company made significant progress in a number of key areas.
•	Commitment to Research & Development

Veraz introduced the MGN Architecture, which enables network service providers to rapidly deploy customized multimedia services while preserving and extending the capabilities of legacy application suites. The Veraz MGN opens the telecom service creation environment to partners and third-party developers for new revenue generating service opportunities. This is important to network operators so they can create new services either directly or through partners on a common platform, while lowering their costs.

•	Commitment to Customer Collaboration

Veraz jointly announced with Belgacom ICS a successful Internet Protocol Exchange (IPX) trial, based on the GSM Association IPX initiative. The IPX initiative provides an open, secure IP-based platform for interconnecting mobile and fixed operators with value-added services.

Additionally, Veraz introduced the I-Gate 4000 Session Bandwidth Optimizer (SBO), already in trial in a Tier 1 wireless operator’s network, which allows network operators to reduce trunking bandwidth by up to 67% while maintaining toll quality voice service.

PRESS RELEASE
Each of these initiatives enables customers to offer new services and reduce network costs.

•	Commitment to Interoperability

Veraz announced that the I-Gate 4000 Edge has been certified by the Joint Interoperability Test Command (JITC) and received both Interoperability (IO) Certification and Information Assurance (IA) Accreditation. These certifications are required for all communication components connecting to the Defense Switched Network, which serves the United States Department of Defense (DoD), all branches of the military, as well as other approved federal departments, agencies, allies and contractors. This is important because these are among the most stringent interoperability tests in the industry and also represent access to a substantial market.
All of these initiatives continue to build on previous investments, which align the company with key industry trends and establish a platform for future growth.
Financial Guidance
The company projects revenue for the third quarter of 2008 to be in the range of $20 -22 million and a loss of ($0.17 - $0.14) per share and ($0.09 - $0.07) loss per share on a non-GAAP basis (after excluding restructuring charges, stock compensation, and SEC inquiry expenses).
“For both wireline and wireless network operators, the shift to IP networks continues to advance because IP networks are the most cost effective ways to move network traffic of all types around the corner or around the globe,” said Sabella. “Despite a difficult second quarter, we believe that we have the right products at the right time for the global IP marketplace and our customers agree. Today, our IP products serve over 100 carriers in over 60 countries. We are diversified across geographies, economies and network operators. We are committed to grow our business, return to profitability and create value for our customers and our investors.”
Conference Call Information
Veraz will host a conference call and live webcast at 4:30 p.m. (1:30 p.m. Pacific Time) this afternoon to discuss the results. The webcast will be accessible from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11117393#. International parties should call 303-590-3000 and enter passcode 11117393#.
About Veraz Networks
Veraz Networks is a leading global provider of IP softswitches, media gateways and digital compression products that enable voice, video and other multimedia services. Wireline, broadband and wireless service providers in over 60 countries have deployed Veraz’s IP product suite to transport, convert and manage voice and multimedia traffic over both legacy and IP networks. Veraz products allow service providers to quickly and efficiently migrate from traditional voice networks to all-IP, fixed-mobile and multimedia networks consistent with emerging IMS standards. Additional information about Veraz Networks (NASDAQ:VRAZ) is available at www.veraznetworks.com.
Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures (shown as net of tax effect) within the meaning of the SEC Regulation G. Veraz believes that presenting non-GAAP net (loss) income and non-GAAP net (loss) income allocable to common stockholders is useful to investors, because it describes the operating performance of Veraz. Veraz management uses these non-GAAP measures as important indicators of the company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Veraz presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review

PRESS RELEASE
the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
In respect of the foregoing, Veraz provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:
•	Stock-based compensation. These expenses consist of expenses for employee stock options, restricted stock units and employee stock purchases under SFAS 123(R). Veraz excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. As Veraz applies SFAS 123(R), it believes that it is useful to its investors to understand the impact of the application of SFAS 123(R) to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Veraz and because such expense is not used by management to assess the core profitability of our business operations. Veraz further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.

•	Informal SEC inquiry expense and restructuring expense. Due to the nonrecurring nature and magnitude of expenses associated with the informal SEC inquiry and the restructuring, Veraz excludes such expenses from its non-GAAP measures primarily because they are not indicative of ongoing operating results. Further, excluding this item from non-GAAP measures facilitates management’s internal comparisons to our historical operating results.
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our ability to be cash positive and/or profitable in the fourth quarter, the cash flow breakeven point of the the company, and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in our Registration Statement on Form S-1 filed with the SEC, including the “Risk Factors” section in our final Prospectus dated April 5, 2007, our Annual Report on Form 10-K for the year ended December 31, 2007 and our quarterly report on 10-Q for the quarter ended March 31, 2008 as filed with the SEC. These filings are available on a website maintained by the SEC at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com.
Veraz Networks, Veraz, and ControlSwitch are registered trademarks of Veraz Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.
VRAZ-IR
SOURCE: Veraz Networks, Inc.
Investor Relations:
The Blueshirt Group
Cynthia Hiponia, 415-217-4966
cynthia@blueshirtgroup.com
or
Press:
Veraz Networks, Inc.
Dawn Hogh, 408-750-9533
dhogh@veraznet.com
or
PR@vantage
Ilene Adler, 415-984-1970 ext 102
iadler@pr-vantage.com

Copyright Business Wire 2008

PRESS RELEASE
VERAZ NETWORKS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
IP Products	$9,696	$21,369	$30,440	$39,019
DCME Products	1,239	4,496	2,815	9,630
Services	5,332	5,293	10,895	9,964

Total revenues	16,267	31,158	44,150	58,613

Cost of Revenues:
IP Products	4,775	7,637	13,183	14,833
DCME Products	495	1,166	1,080	3,287
Services	3,896	3,055	7,834	5,753

Total cost of revenues	9,166	11,858	22,097	23,873

Gross profit	7,101	19,300	22,053	34,740

Operating Expenses:
Research and development, net	7,262	7,870	15,135	15,604
Sales and marketing	6,993	6,976	14,799	12,939
General and administrative	5,690	2,368	8,626	4,721

Total operating expenses	19,945	17,214	38,560	33,264

Income (loss) from operations	(12,844)	2,086	(16,507)	1,476
Other income, net	651	305	1,287	105

Income (loss) before income taxes	(12,193)	2,391	(15,220)	1,581
Income taxes	(601)	265	(534)	629

Net income (loss)	(11,592)	2,126	(14,686)	952

Deemed dividend on Series D convertible preferred stock	—	(5,980)	—	(5,980)

Net loss allocable to common stockholders	$(11,592)	$(3,854)	$(14,686)	$(5,028)

Net loss allocable to common stockholders per share - basic and diluted	$(0.28)	$(0.10)	$(0.35)	$(0.19)

Weighted-average shares outstanding used in computing net loss allocable to common stockholders per share - basic and diluted:	41,998	39,727	41,696	26,899

PRESS RELEASE
VERAZ NETWORKS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP results
(In thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Reported net loss (GAAP basis)	$(11,592)	$(3,854)	$(14,686)	$(5,028)

Non-GAAP adjustment (net of tax effect)
Stock based compensation (1)	1,223	616	2,303	1,097
SEC informal inquiry matters (2)	2,053	—	2,053	—

Non-GAAP net (loss) income	$(8,316)	$(3,238)	$(10,330)	$(3,931)

Reported net loss allocable to common stockholders per share - basic and diluted (GAAP basis)	$(0.28)	$(0.10)	$(0.35)	$(0.19)
Stock based compensation	0.03	0.02	0.06	0.04
SEC informal inquiry matters	0.05	—	0.05	—

Non-GAAP net (loss) Income allocable to common stockholders per share - basic and diluted	$(0.20)	$(0.08)	$(0.24)	$(0.15)

Weighted-average shares outstanding used in computing net loss allocable to common stockholders per share - basic and diluted:	41,998	39,727	41,696	26,899

(1) Stock based compensation for the three and six months ended June 30, 2008 and 2007, was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cost of revenues	$242	$123	$455	$220
Research and development, net	413	183	758	320
Sales and marketing	335	169	666	309
General and administrative	233	141	424	248

	$1,223	$616	$2,303	$1,097

(2) Expenses related to SEC inquiry matters for the three and six months ended June 30, 2008 and 2007, was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
General and administrative	2,053	—	2,053	—

PRESS RELEASE
VERAZ NETWORKS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	June 30, 2008	December 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$31,366	$52,232
Restricted cash	618	610
Short term investments	6,336	5,354
Accounts receivable, net	37,410	40,814
Inventories	12,497	9,505
Prepaid expenses	2,481	1,497
Deferred tax assets	1,186	410
Other current assets	3,796	5,776
Due from related parties	892	686

Total current assets	96,582	116,884
Property and equipment, net	6,114	6,720
Other assets	100	143

Total assets	$102,796	$123,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,498	$11,066
Accrued expenses	12,238	16,983
Income tax payable	117	219
Current portion of loan payable	1,497	3,147
Current portion of deferred revenue	15,364	14,354
Due to related parties	9,523	10,438

Total current liabilities	47,237	56,207

Stockholders’ equity:
Common stock and additional paid-in-capital	126,780	124,122
Deferred stock-based compensation	(192)	(352)
Accumulated other comprehensive income (loss)	(113)	—
Accumulated deficit	(70,916)	(56,230)

Total stockholders’ equity	55,559	67,540

Total liabilities and stockholders’ equity	$102,796	$123,747